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                              CARDINAL HEALTH, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE FIVE YEARS ENDED JUNE 30, 2001 and
                    FOR THE SIX MONTHS ENDED DECEMBER 31, 2001

                                                                  Exhibit 99(a)

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
                                                        Fiscal Year Ended June 30,
                                        -------------------------------------------------------     Six Months
($'s in millions)                         1997        1998       1999       2000        2001          Ended
                                        ---------  ---------  ---------  ----------  ----------  December 31, 2001

Earnings from continuing operations
   before income taxes                   $ 596.5    $ 734.4    $ 821.7   $ 1,141.9    $ 1,332.2      $ 802.3

Add-Fixed Charges:
   Interest Expense                      $ 120.2    $ 110.6    $ 118.0     $ 142.7      $ 158.1       $ 68.9
   Interest Capitalized                      0.4        1.7        4.5         1.6          2.7          1.7
   Amortization of Debt Offering Costs       1.1        0.9        1.6         1.6          2.3          1.6
   Interest Portion of Rent Expense         24.6       25.3       28.6        33.7         37.5         14.6
                                        ---------  ---------  ---------  ----------  -----------    ----------
Total Fixed Charges                      $ 146.3    $ 138.5    $ 152.7     $ 179.6      $ 200.6       $ 86.8

Less: Interest Capitalized                  (0.4)      (1.7)      (4.5)       (1.6)        (2.7)        (1.7)
                                        ---------  ---------  ---------  ----------  -----------    ----------
Earnings as Adjusted                     $ 742.4    $ 871.2    $ 969.9   $ 1,319.9    $ 1,530.1      $ 887.4
                                        =========  =========  =========  ==========  ===========    ==========
Ratio of Earnings to Fixed Charges           5.1        6.3        6.4         7.3          7.6         10.2

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